SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 1, 2010

                         FSB Community Bankshares, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

         United States                  000-52751                 74-3164710
----------------------------       --------------------      -------------------
(State or other jurisdiction       (Commission File No.)       (IRS Employer
of incorporation)                                            Identification No.)



45 South Main Street, Fairport, New York                            14450
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (585) 223-9080


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))




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Item 5.02.  Departure  of  Directors  or Certain  Officers;  Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Mr. Lowell C. Patric was elected to the board of directors of FSB Community Bankshares, Inc. (the "Company") effective January 1, 2010. There were no arrangements or understandings between Mr. Patric and any other person pursuant to which Mr. Patric was selected as a director of the Company.

     The Company does not pay fees for service on the Board of Directors or Board committees. However, each of the members of the Company's Board of Directors also serves as a director of Fairport Savings Bank and earns fees in that capacity. Each non-employee director receives a fee of $800 for each scheduled monthly meeting, and receives $300 for attendance at meetings of the Audit Committee, Compensation/Benefits/Marketing Committee, Nominating Committee, ALCO Committee and Executive Committee.

     Mr.    Patric   will   sit   on   the   Board's    ALCO    Committee    and
Compensation/Benefits/ Marketing Committee.



Item 9.01.  Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.     Not Applicable.

(b)   Pro Forma Financial Information.                 Not Applicable.

(c)   Shell Company Transactions.                      Not Applicable.

(d)   Exhibits.                                        Not Applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FSB COMMUNITY BANKSHARES, INC.


DATE:  January 4, 2010                 By: /s/ Dana C. Gavenda
                                           ------------------------------------
                                           Dana C. Gavenda
                                           Chief Executive Officer